Exhibit 4.5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR CEDE & CO. IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

5.25% Senior Note due 2054

VALMONT INDUSTRIES, INC.

CUSIP: 920253AE1
ISIN: US920253AE15
No. 002	$55,000,000

VALMONT INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to on the reverse hereof), for value received, promises to pay to CEDE & CO., or its registered assigns, the Principal sum of FIFTY-FIVE MILLION DOLLARS ($55,000,000) or such other amount as indicated on the Schedule of Increases and Decreases attached hereto on October 1, 2054.

Interest Rate: 5.25% per year

Interest Payment Dates: April 1 and October 1 of each year, commencing on October 1, 2018

Record Dates: March 15 and September 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized Officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 19, 2018

VALMONT INDUSTRIES, INC.

By:
	Name:	Mark C. Jaksich
	Title:	Executive Vice President & Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: June 19, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION as the Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

5.25% SENIOR NOTES DUE 2054

Indenture.  This Note is one of the 5.25% Senior Notes due 2054 (the “Notes”) of the Company issued under an Indenture, dated as of April 12, 2010 (the “Base Indenture”), between the Company, the Subsidiary Guarantors named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Third Supplemental Indenture dated September 22, 2014 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  To the extent that the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.  The aggregate Principal amount of the Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $305,000,000. The Company may, without notice to or the consent of the Holders, create and issue additional Securities having the same terms as, and ranking equally and ratably with, the Notes in all respects and so that such additional Notes will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the Notes initially issued.  Any additional Securities that are consolidated and form a single series with the Notes will be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.

Interest.  The Company promises to pay interest on the Principal amount of the Notes at the rate per year described above.  Interest on the Notes will accrue from April 1, 2018.  Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2018. The interest so payable and punctually paid or duly provided for, on any interest payment date, will be paid to the Person in whose names the Notes are registered at the close of business on the record date for such interest, which shall be March 15 or September 15, as the case may be, preceding such interest payment date, except that interest payable at maturity will be paid to the same Persons to whom Principal of the Notes is payable.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The interest period relating to an interest payment date (including the maturity date) shall be the period from, and including, the most recent preceding interest payment date to, but excluding, the relevant interest payment date.

All payments on the Notes, including Principal, premium, if any, and interest will be payable at the Corporate Trust Office of the Trustee, as Paying Agent under the Indenture as set forth in the Indenture.

If any interest payment date, maturity date or redemption date of a Note falls on a day that is not a Business Day, the required payment of Principal and interest may be made on the next succeeding Business Day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after that interest payment date, maturity date or redemption date as the case may be, to the date of that payment on the next succeeding Business Day.

Sinking Fund.  The Notes will not be subject to any sinking fund.

Optional Redemption.  The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, prior to April 1, 2054 at a redemption price equal to the greater of (1) 100% of the Principal amount of the Notes to be redeemed, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of Principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued to the date of redemption) from the redemption date to the maturity date of the Notes being redeemed, in each case, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 35 basis points, plus, in each case, accrued and unpaid interest on the Notes to the date of redemption.

Commencing on April 1, 2054, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the Principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to the date of redemption.

Events of Default.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the Principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Guarantees.  The Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors.

Amendment; Waiver.  The Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may take certain actions to amend the Indenture or the Notes without notice to or the consent of any Holder of Notes.  In addition, the Indenture permits, with certain exceptions as therein provided, the Company, the Subsidiary Guarantors and the Trustee to otherwise amend the Indenture or the Notes with the consent of the Holders of a majority in Principal amount of the Notes affected by such amendment.  However, certain actions of the Company require the consent of each Holder of outstanding Notes affected thereby.

The Company may elect in any particular instance not to comply with certain covenants set forth in the Indenture or the Notes if, before the time for such compliance, the Holders of a majority in Principal amount of the Notes either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, the Company’s obligations and the duties of the Trustee in respect of any such provision will remain in full force and effect.

Payments.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Registered Form.  The Notes will be issued in fully registered form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Choice of Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

Defined Terms.  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -                     Custodian

(Cust)
(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                    PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Note and all rights thereunder, hereby irrevocably constitutes and appoints to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

Schedule I

[Include Schedule I only for a Global Note]

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in the Principal amount of this Global Note have been made:

Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee